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                                                                       EXHIBIT 5
                                                                       ---------

                          NUTTER, MCCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

        TELEPHONE:  617-439-2000          FACSIMILE:  617-973-9748


CAPE COD OFFICE                                               DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS



                                  June 25, 1998
                                    100230-11


PROVANT, Inc.
67 Batterymarch Street, Suite 600
Boston, MA 02110

Gentlemen/Ladies:

     Reference is made to that certain Registration Statement on Form S-4 (the "Registration Statement") which PROVANT, Inc., a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 3,000,000 shares of common stock, $.01 par value, of the Company (the "Shares"). We understand that the Shares may be offered and issued by the Company from time to time in connection with acquisitions of other businesses or properties by the Company.

     We have acted as counsel for the Company in connection with the Registration Statement. We have examined original or certified copies of the Certificate of Incorporation of the Company, as amended to date, the Company's By-laws, the corporate records of the Company to the date hereof, certificates of public officials, and such other documents, records and materials as we have deemed necessary in connection with this opinion letter. Based upon the foregoing, and in reliance upon information from time to time furnished to us by the Company's officers, directors and agents, we are of the opinion that the Shares, or any portion thereof, when duly authorized, issued and delivered by the Company in connection with each acquisition and in accordance with applicable state law, will be validly issued, fully paid and non-assessable.

     We understand that this opinion letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the Prospectus under the heading "Legal Matters." It is understood that this opinion letter is to


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PROVANT, Inc.
June 25, 1998
Page 2

be used in connection with the offering and sale of the Shares only while the Registration Statement, as amended from time to time, is effective under the Securities Act.


                                        Very truly yours,

                                        /s/ Nutter, McClennen & Fish, LLP

                                        Nutter, McClennen & Fish, LLP



JED/DSS